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  AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF THE WHARF (HOLDINGS) LIMITED

                                                                       EXHIBIT 1

                      THE COMPANIES ORDINANCE (CHAPTER 32)

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                            COMPANY LIMITED BY SHARES

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                                       NEW

                             ARTICLES OF ASSOCIATION

        (As adopted by Special Resolution passed on 27th September, 1990)

                                       OF

                          THE WHARF (HOLDINGS) LIMITED

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                                     TABLE A

Other regulations excluded.

         1. No regulations set out in any schedule to any Ordinance concerning companies shall apply to the Company, and the following shall be the Articles of Association of the Company.

                                 INTERPRETATION

Marginal notes not to affect construction.

         2. The marginal notes to these Articles shall not be deemed to be part of these Articles and shall not affect their interpretation, and in the interpretation and construction of these Articles (if not inconsistent with the subject or context):-

              "the Company" or "this Company" shall mean THE WHARF (HOLDINGS)
                  LIMITED;

              "the Ordinance" means the Companies Ordinance (Chapter 32 of the
                  Laws of Hong Kong), and any amendment thereto or re-enactment thereof for the time being in force and includes every other Ordinance incorporated therewith or substituted therefor; and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new Ordinance;

              "the SFO" shall mean the Securities and Futures Ordinance (Chapter
                  571 of the Laws of Hong Kong), and any amendments thereto or re-enactment thereof for the time being in force and shall include every other statute incorporated therewith or substituted therefor; and in case of any such substitution the references in these Articles to the provisions of the SFO shall be read as references to the provisions substituted therefor in the new statute;

              "the Listing Rules" shall mean the Rules Governing the Listing of
                  Securities on The Stock Exchange of Hong Kong Limited and any amendments thereto for the time being in force;

              "electronic form" shall mean any electronic, digital, electrical, magnetic or other retrievable form or medium (whether having physical substance or not);

              "these Articles" or "these presents" shall mean these Articles of
                  Association in their present form, and all supplementary, amended, or substituted articles for the time being in force;

              "Registered Office" shall mean the registered office from time to time of the Company;

              "capital" shall mean the share capital from time to time of the
                  Company;

              "share" shall mean share in the capital of the Company, and includes stock except where a distinction between stock and shares is expressed or implied;

              "shareholders" or "members" shall mean the duly registered holders from time to time of the shares in the capital of the Company;

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              "the Register" shall mean the register of members and include any branch register to be kept pursuant to the provisions of the Ordinance;

              "Directors" or "Board" shall mean the Directors from time to time of the Company or (as the context may require) the majority of Directors present and voting at a meeting of Directors;

              "Secretary" shall mean the person for the time being holding the office of secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company, including a joint, temporary, assistant or deputy secretary;

              "Auditors" shall mean the persons for the time being performing the duties of that office;

              "the Chairman" shall mean the Chairman presiding at any meeting of members or of the Board;

              "call" shall include any instalment of a call;

              "seal" shall mean the common seal from time to time of the Company and include any official seal that the Company may have as permitted by these Articles and the Ordinance;

              "dividend" shall include scrip dividends and distributions in specie or in kind;

              "dollars" and "HK$" shall mean dollars in the legal currency of
                  Hong Kong;

              "month" shall mean a calendar month;

              "writing" and "written" shall include writing, printing,
                  lithography, photography, typewriting and every other mode of representing words or figures in a legible and non-transitory form (including telex and facsimile transmission but excluding communication in electronic form);

Singular and plural.

              words denoting the singular shall include the plural and words denoting the plural shall include the singular;

Gender.

              words importing any gender shall include every gender; and

Persons, Companies.

              words importing persons shall include partnerships, firms, companies and corporations.

Words in Ordinance to bear same meaning in Articles.

              Subject as aforesaid, any words or expressions defined in the Ordinance (except any statutory modification thereof not in force when these Articles become binding on the Company) shall, if not inconsistent with the subject and/ or context, bear the same meaning in these Articles, save that "company" shall where the context permits include any company incorporated in Hong Kong or elsewhere.

              References to any Article by number are to the particular Article of these Articles.

                    SHARE CAPITAL AND MODIFICATION OF RIGHTS

Buy back of shares.

         3. The Company may exercise any powers conferred or permitted by the Ordinance or any other ordinance from time to time to purchase or acquire its own shares (including any redeemable shares) or to give, directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase or acquisition made or to be made by any person of any shares in the Company and should the Company purchase or acquire its own shares neither the Company nor the Board shall be required to select the shares to be purchased or acquired rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that any such purchase or acquisition or financial assistance shall only be made or given in accordance with any relevant rules or regulations issued by The Stock Exchange of Hong Kong Limited or the Securities & Futures Commission from time to time in force.

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Issue of shares.

         4. Subject to the provisions of the Ordinance and of these Articles, without prejudice to any special rights or restrictions for the time being attaching to any shares or any class of shares, any share may be issued upon such terms and conditions and with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination or so far as the same may not make specific provision, as the Board may determine), provided that in the case of preference shares being issued, adequate voting rights shall, in appropriate circumstances, be secured to the holders of such preference shares. Any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company or the holder thereof is liable, to be redeemed, provided that redemptions not made through the market or by tender shall be limited to a maximum price and if redemptions are by tender, the tenders shall be available to all holders of such preference shares.

Warrants.

         5. Subject to the provisions of the Ordinance, the Board may issue warrants to subscribe for any class of shares or securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

How rights of shares may be modified.

         6.       (A)      If at any time the capital is divided into different
classes of shares, all or any of the special rights attached to any class (unless otherwise provided for by the terms of issue of the shares of that class) may, subject to the provisions of Section 64 of the Ordinance, be varied or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be not less than two persons holding or representing by proxy one-third in nominal value of the issued shares of that class, and at an adjourned meeting one person holding shares of that class or his proxy, and that any holder of shares of the class present in person or by proxy may demand a poll.

                  (B) The provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied.

                  (C) The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                          SHARE AND INCREASE OF CAPITAL

Power to increase capital.

         7. The Company in General Meeting may from time to time, whether or not all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully paid up, by ordinary resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

New shares to form part of original capital.

         8. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

Shares at the disposal of the Board.

         9.       Subject to the provisions of the Ordinance (and in particular
Section 57B thereof) and of these Articles relating to new shares, all unissued shares in the Company shall be at the disposal of the Board, which may offer, allot, grant options over, or otherwise deal with or dispose of them to such persons (including any Director), at such times, and on such terms as it shall in its absolute discretion think fit, but so that no shares shall be issued at a discount, except in accordance with the provisions of the Ordinance.

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Company may pay commission.

         10. The Company may in connection with the issue of any shares exercise all powers of paying commissions and brokerage conferred or permitted by the Ordinance and subject to the provisions of the Ordinance any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in another.

Power to charge interest to capital.

         11. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provision of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of such share capital as is for the time being paid up for the period and subject to the conditions an restrictions mentioned in the Ordinance and may charge the sum so paid by way of interest to capital as part of the cost of construction of the works or buildings, or the provision of plant.

Company not to recognise trusts in respect of shares.

         12. Except as otherwise expressly provided by these Articles or as required by law or as ordered by a Court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust, and, except as aforesaid, the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof and/or having arranged designated accounts at the request of any member) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right or claim to or in respect of any share except an absolute right to the entirety thereof in the registered holder.

                   REGISTER OF MEMBERS AND SHARE CERTIFICATES

Share register.

        13.       (A)      The Board shall cause to be kept a register of the
members and there shall be entered therein the particulars required under the Ordinance.

                  (B) Subject to the provisions of the Ordinance, if the Board considers it necessary or appropriate, the Company may establish and maintain a branch register of members at such location outside Hong Kong as the Board thinks fit.

Share certificates.

         14. In the case of a transfer, every person whose name is entered as a member in the Register shall be entitled to receive, within twenty-one days after lodgment of the relevant transfer documents and upon the payment of a fee calculated at the rate of HK$2 per item or at such other rate as may be permitted under the rules for the time being of The Stock Exchange of Hong Kong Limited and as the Board may from time to time determine, one certificate for all such shares of any one class or such number of certificates, each for one or more of his shares, as he may request and in the case of an allotment, every shareholder shall be entitled without payment to receive within twenty-one days after allotment (or within such other period as the terms of issue shall provide) one certificate for all the new shares of any one class to which he is entitled where such new shares are of a number not exceeding the number for the time being forming a stock exchange board lot or such number of certificates for shares in stock exchange board lots and one for the balance, if any, of the new shares in question where such new shares are of a number in excess of the number for the time being forming a stock exchange board lot, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

Share certificates to be sealed.

         15. Every certificate for shares or debentures or representing any other form of security of the Company shall be issued under the seal of the Company as provided in Article 139.

Every certificate to specify number and class of shares.

         16. Every share certificate hereafter issued shall specify the number and class of shares in respect of which it is issued and the amount paid thereon and may otherwise be in such form as the Board may from time to time prescribe. If at any time the share capital of the Company is divided into different classes of shares, every share certificate shall comply with Section 57A of the Ordinance. A share certificate shall relate to only one class of shares.

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Joint holders.

         17.      (A)      The Company shall not be bound to register more than
four persons as joint holders of any share.

                  (B) If any share shall stand in the names of two or more persons, the person first named in the Register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the share.

Replacement of share certificates.

         18.      (A)      If any share certificate be worn out or defaced,
then, upon production thereof to the Board, it may order the same to be cancelled, and may issue a new share certificate in lieu thereof, and if any share certificate be lost or destroyed, then, upon proof thereof to the satisfaction of the Board, and on such indemnity as the Board deem adequate being given, a new share certificate in lieu thereof shall be given to the party entitled to such lost or destroyed share certificate.

                  (B)      For every share certificate issued under paragraph
(A) of this Article there shall be paid to the Company such sum not exceeding two dollars or such other sum as may be permitted under the rules for the time being of The Stock Exchange of Hong Kong Limited and as the Board may from time to time determine.

                  (C) In the case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company any exceptional costs and the reasonable out-of-pocket expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of any such indemnity as mentioned in paragraph (A) of this Article.

                                      LIEN

Company's lien.

Lien extends to dividends and bonuses.

         19. The Company shall have a first and paramount lien on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share shall extend to all dividends, bonuses and distributions of realised capital profits declared or paid in respect thereof. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be exempt wholly or partially from the provisions of this Article.

Sale of shares subject to lien.

         20. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of fourteen days after a notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person entitled by reason of his death, bankruptcy or winding-up to the shares.

Application of proceeds of such sale.

         21. The net proceeds of such sale after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser thereof and may enter the purchaser's name in the Register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the

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proceedings in reference to the sale.

                                 CALLS ON SHARES

Calls.

Instalments.

         22. The Board may from time to time make such calls as it may think fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times. A call may be made payable either in one sum or by instalments.

Notice of call.

         23. Fourteen days' notice at least of any call shall be given specifying the time and place of payment and to whom such call shall be paid.

Copy of notice to be sent to members.

         24. A copy of the notice referred to in Article 23 shall be sent to members in the manner in which notices may be sent to members by the Company as herein provided.

Notice of call may be advertised.

         25. In addition to the giving of notice in accordance with Article 24, notice of the person appointed to receive payment of every call and of the times and places appointed for payment may be given to the members by notice to be inserted once in the Hongkong Government Gazette and by advertisement "published in the newspaper" as defined in the rules for the time being of The Stock Exchange of Hong Kong Limited.

Every member liable to pay call at appointed time and place.

         26. Every member upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall appoint. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

When call deemed to have been made.

         27. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

Liability of joint holders.

         28. The joint holders of a share shall be severally as well as jointly liable for the payment of all calls due in respect of such share or other moneys due in respect thereof.

Board may extend time fixed for call.

         29. The Board may from time to time at their discretion extend the time fixed for any call, and may extend such time as regards all or any of the members, whom from residence outside Hong Kong or other cause the Board may deem entitled to any such extension but no member shall be entitled to any such extension except as a matter of grace and favour.

Interest on unpaid calls.

         30. If the sum payable in respect of any call be not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest for the same at such rate not exceeding twenty per cent. per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may waive payment of such interest wholly or in part.

Suspension of privileges while call unpaid.

         31. No member shall be entitled to receive any dividends, bonuses, new shares resulting from any capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the members unless the Board shall otherwise determine and without prejudice to the other provisions of these Articles or to be present and vote (save as proxy for another member) at any general meeting, either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until all calls due from him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

Evidence in action for call.

         32. On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued or was so entered at the time the call was made; that the resolution making the call is duly recorded in the minute book; and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Board who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

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Sums payable on allotment deemed a call.

         33. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share and/or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made, notified, and payable on the date fixed for payment, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and the like, shall apply as if such sums had become payable by virtue of a call duly made and notified. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the time of payment.

Payment of calls in advance.

         34. The Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money's worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced the Company may pay interest at such rate (if any) not exceeding twenty per cent. per annum as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such member not less than one month's notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

                               TRANSFER OF SHARES

Form of transfer.

         35. All transfers of shares may be effected by transfer in writing in the usual common form or in such other form as the Board may accept and may be under hand or by mechanically executed signature. All instruments of transfer must be left at the Registered Office of the Company or at such other place as the Board may appoint.

Execution of transfer.

         36. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

Directors may refuse to register a transfer.

         37. The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, and it may also refuse to register any transfer of any share to more than four joint holders or any transfer of any share (not being a fully paid up share) on which the Company has a lien.

Requirements as to transfer.

         38. The Board may also decline to recognise any instrument of transfer unless:-

         (i) a fee as provided in Article 14 is paid to the Company in respect thereof;

         (ii) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

         (iii) the instrument of transfer is in respect of only one class of share;

         (iv) the shares concerned are free of any lien in favour of the Company; and

         (v)      the instrument of transfer is properly stamped.

No transfer to a minor etc.

         39. No transfer shall be made to a minor or to a person of unsound mind or under other legal disability.

Notice of refusal.

         40. If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal as required by Section 69 of the Ordinance.

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Certificate to be given up on transfer.

         41. Upon every transfer of shares the relevant certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him upon the payment by him of such fee as is provided in Article 14. The Company shall also retain the instrument of transfer.

When transfer books and register may be closed.

         42. The registration of transfers may be suspended and the Register closed at such times and for such periods as the Board may, in accordance with Section 99 of the Ordinance, from time to time determine either generally or in respect of any class of shares.

                             TRANSMISSION OF SHARES

Death of registered holder or of joint holder of shares.

         43. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

Registration of personal representatives in bankruptcy.

         44. Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a member may, upon such evidence as to his title being produced as may from time to time be required by the Board, and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

Notice of election to be registered.

Registration of nominee.

         45. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing a transfer of such share to his nominee. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death, bankruptcy or winding-up of the member had not occurred and the notice or transfer were a transfer executed by such member.

Retention of dividends etc., until transfer or transmission of shares of a deceased or bankrupt member.

         46. A person becoming entitled to a share by reason of the death, bankruptcy or winding-up of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 81 being met, such a person may vote at meetings.

                              FORFEITURE OF SHARES

If call not paid notice may be given.

         47. If a member fails to pay any call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call remains unpaid, without prejudice to the provisions of Article 31, serve a notice on him requiring payment of so much of the call as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

Form of notice.

         48. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and it shall also name the place where payment is to be made, such place being either the registered office of the Company, or some other place at which calls of the Company are usually made payable. The notice shall also state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

If notice not complied with, shares may be forfeited.

         49. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. The Board may accept the surrender of any shares liable to be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender.

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Forfeited shares to become property of Company.

         50. Any share so forfeited shall be deemed to be the property of the Company, and may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board thinks fit.

Arrears to be paid not-withstanding forfeiture.

         51. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding twenty per cent. per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

Evidence on forfeiture.

         52. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited or surrendered on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and any Director or the Secretary may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

Notice after forfeiture.

         53. When any share shall have been forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

Power to redeem forfeited shares.

         54. Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the share forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

Forfeiture not to prejudice Company's right to call.

         55. The forfeiture of a share shall not prejudice the right of the Company to any call already made payable thereon.

Forfeiture for non-payment of any sum due on shares.

         56. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Certificate of forfeited shares to be delivered to the Company.

         57. In the event of a forfeiture of shares the member shall be bound to deliver and shall forthwith deliver to the Company the certificate or certificates held by him for the shares so forfeited and in any event the certificates representing shares so forfeited shall be void and of no further effect.

                                      STOCK

Power to convert into stock.

         58. The Company may by ordinary resolution convert any fully paid up shares into stock, and may from time to time by like resolution reconvert any stock into fully paid up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class into stock any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

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

Transfer of stock.

         59. The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred or as near thereto as circumstances admit, but the Board may from time to time, if it thinks fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

         60. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

Interpretation

         61. Such of the provisions of these presents as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                              ALTERATION OF CAPITAL

Consolidation and division of capital and sub-division and cancellation of shares.

         62.      (A)      The Company may from time to time by ordinary
resolution:-

         (i) consolidate or divide all or any of its share capital into shares of larger or smaller amount than its existing shares; on any consolidation of fully paid shares into shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interests or may be paid to the Company for the Company's benefit;

         (ii) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its shares capital by the amount of the shares so cancelled; and

         (iii) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Ordinance, and so that the resolution whereby any share is sub-divided may determine that, as between the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

Reduction of capital.

                  (B) The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner authorised and subject to any conditions prescribed by law.

                                GENERAL MEETINGS

When annual general meeting to be held.

         63. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notice calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall appoint.

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

Extraordinary general meeting.

         64. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Convening of extraordinary general meeting.

         65. The Board may, whenever it thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on requisition, as provided by the Ordinance, or, in default, may be convened by the requisitionists.

Notice of meetings.

         66. An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules at the least, and any other general meeting shall be called by at least fourteen days' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company, provided that subject to the provisions of the Ordinance, a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this Article be deemed to have been duly called if it is so agreed:-

         (i) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

         (ii) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

Omission to give notice.

         67.      (A)      The accidental omission to give any notice to, or the
non-receipt of any notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.

                  (B) In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

Special business. Business of annual general meeting.

         68. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting with the exception of sanctioning dividends, the reading, considering and adopting of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

Quorum.

         69. For all purposes the quorum for a general meeting shall be three members present in person or by proxy. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

When if quorum not present meeting to be dissolved and to be adjourned.

         70. If within fifteen minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Chairman, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the member or members present in person shall be a quorum and may transact the business for which the meeting was called.

Chairman of general meeting.

         71. The Chairman (if any) of the Directors or, if he is absent or declines to take the chair at such meeting, a Deputy Chairman (if any) chosen in accordance with the provisions of Article 114 (C) shall take the chair at every general meeting, failing which, one of the Directors as chosen in accordance with the provisions of Article 114 (B) shall preside at such meeting, or, if there shall be only one Director present at any general meeting then he shall take the chair at such meeting. If at any general meeting no Director be present within fifteen minutes after the time appointed for holding the meeting, or, if all the Directors present decline to take the chair, or, if the Chairman chosen in accordance with the provisions specified above shall (after the meeting has proceeded to business) retire from the chair and no Director is present or willing to take the chair in his place, then the members present shall choose one of their own number to be Chairman.

Power to adjourn general meeting, business of adjourned meeting.

         72. The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place or sine die; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned for thirty days or more or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned sine die the time and place for the adjourned meeting shall be determined by the Board.

Amendment to resolution.

         73. The Chairman of the meeting may refuse to accept any proposal to amend any resolution unless notice thereof (including the text of the proposed amendment) shall have been given to the Company at the Registered Office not less than seven clear days before the day appointed for the meeting. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, such resolution or the voting thereon shall not be invalidated by any error in such ruling.

When a poll may be demanded.

         74.      (A)      At any general meeting a resolution put to the vote
of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) demanded:-

         (i)      by the Chairman of the meeting; or

         (ii) by at least five members present in person or by proxy for the time being entitled to vote at the meeting; or

         (iii) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

         (iv) by a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

What is to be evidence of the passing of a resolution where poll not demanded.

Unless a poll be so demanded and not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

Objection or error to be raised or pointed out at meeting.

                  (B) If at any general meeting or adjourned meeting on a resolution being put to the vote of the meeting by means of a show of hands or a poll:-

         (i) any objection shall be raised to the qualification of any voter; or

         (ii) any votes have been counted which ought not to have been counted or which might have been rejected; or

         (iii)    any votes are not counted which ought to have been counted,

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

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman whose decision shall be final and conclusive.

Poll.

         75. If a poll is demanded as aforesaid, it shall (subject as provided in Article 76) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

In what case poll taken without adjournment.

         76. Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

Chairman to have casting vote.

         77. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Business may proceed not-withstanding demand for poll.

         78. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Written resolution.

         79. A resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing signed by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents each signed by or on behalf of one or more members.

                                VOTES OF MEMBERS

Votes of members.

         80. Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised under Section 115 of the Ordinance shall have one vote, and on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder which is fully paid up or credited as fully paid up (but so that no amount paid up or credited as paid up on a share in advance of calls or instalments shall be treated for the purposes of this Article as paid up on the share). On a poll a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Votes in respect of deceased and bankrupt members.

         81. Any person entitled under Article 44 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least forty-eight hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

Joint holders.

         82. Where there are joint registered holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present whose name stands first on the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

Votes of member of unsound mind.

         83. A member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may on a poll vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered to the Registered Office of the Company, or to such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than the last time at which a valid instrument of proxy could be so delivered.

Qualification for voting.

         84. Save as expressly provided in these Articles, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member) either personally or by proxy, or to be reckoned in a quorum, at any general meeting.

Proxies.

         85. Any member entitled to attend and vote at a general meeting shall be entitled to appoint another person (who need not be a member of the Company) as his proxy to attend and vote instead of him. On a poll votes may be given either personally or by proxy. A member may appoint separate proxies to represent respectively such number of the shares held by him as may be specified in the instruments appointing them.

Instrument appointing proxy to be in writing.

         86. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.

Appointment of proxy must be deposited.

         87. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Registered Office of the Company or at such other place as is specified in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in the event of such member attending the meeting, the instrument appointing a proxy shall be deemed to be revoked.

Form of proxy.

         88. Every instrument of proxy, whether for a specified meeting or otherwise, shall be in such form which may include a two-way proxy form as may be prescribed or approved by the Board from time to time.

Authority under instrument appointing proxy.

         89. The instrument appointing a proxy to vote at a general meeting shall, unless otherwise stated therein, be: (i) deemed to confer authority upon the proxy to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit; and (ii) valid as well for any adjournment of the meeting as for the meeting to which it relates.

When vote by proxy valid though authority revoked.

         90. A vote given in accordance with the terms of an instrument of proxy or power of attorney or by the duly authorised representative of a corporation shall be valid notwithstanding the previous revocation of the proxy (other than a deemed revocation as provided in Article 87), death or insanity of the principal, or revocation of the power of attorney or other authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registered Office, or at such other place as is referred to in
Article 87, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

Corporation acting by representatives at meetings.

         91. Any corporation which is a member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and references in these Articles to a member present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a member represented at the meeting by such duly authorised representative.

         91A.     Where a member is a recognized clearing house within the
meaning of the SFO, it may authorize such person(s) as it thinks fit to act as its representative(s) at any general meeting of any class of members provided that, if more than one person is so authorized, the authorization must specify the number and class of shares in respect of which each such person is so authorized. The person so authorised will be entitled to exercise the same power on behalf of the recognized clearing house as that clearing house (or its nominees) could exercise if it were an individual member.

                                REGISTERED OFFICE

Registered Office.

         92. The Registered Office of the Company shall be at such place in Hong Kong as the Board shall from time to time appoint.

                               BOARD OF DIRECTORS

Constitution of Board.

         93. The number of Directors shall be not less than two and not more than eighteen.

Power to appoint additional Directors.

         94. The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board provided that the total number of Directors in office following any such appointment must not exceed the maximum number provided in
Article 93. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election, but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

Alternate Directors.

         95.      (A)      A Director may at any time, by notice in writing
signed by him delivered to the Registered Office of the Company or at a meeting of the Board, appoint any person (including another Director) to be his alternate Director either for a certain period (subject to earlier termination) as may be specified in his notice or, if no period is so specified, until he determines the appointment; such determination of appointment may be effected at any time by the delivery of notice by him in like manner. If such person is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved. An alternate Director so appointed shall not require any share qualification.

                  (B) The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director provided that, if at any meeting any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to paragraph (A) of this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

                  (C) An alternate Director shall (except when absent from Hong Kong) be entitled to receive notices of meetings of the Board and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative. If his appointor is for the time being not available or unable to act, his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

                  (D) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

No qualification shares for Directors.

         96. A Director shall not be required to hold any qualification shares but shall nevertheless be entitled to attend and speak at all general meetings of the Company and of any class of members of the Company.

Directors' remuneration.

         97. The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting, such sum (unless otherwise directed by the resolution by which it is voted) to be divided amongst the Directors in such proportions and in such manner as the Board may decide or, if no decision is so made, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. The foregoing provisions shall not apply to a Director who holds any salaried employment or office in the Company except in the case of sums paid in respect of Directors' fees.

Directors' expenses.

         98. The Directors shall also be entitled to be repaid all travelling, hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

Special remuneration.

         99. The Board may grant special remuneration to any Director who, being called upon, shall perform any special or extra services to or at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be arranged.

Remuneration of Managing Directors, etc.

         100. Notwithstanding Articles 97, 98 and 99, the remuneration of a Senior Managing Director, Managing Director, Joint Managing Director, Deputy Managing Director, Executive Director or Director appointed to any other office in the management of or carrying out any work for the Company shall from time to time be fixed by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to his remuneration as a Director. Provided that no Director who is also a director or shareholder of the General Managers for the time being of the Company shall be entitled to remuneration under this
Article in respect of any services rendered by the General Managers to the Company.

When office of Director to be vacated.

         101.     (A)      A Director shall vacate his office:-

         (i) if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

         (ii)     if he becomes lunatic or of unsound mind;

         (iii) if he absents himself from the meetings of the Board during a continuous period of six months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board passes a resolution that he has by reason of such absence vacated his office;

         (iv) if he becomes prohibited from being a Director by reason of any order made under any provision of the Ordinance;

         (v) if by notice in writing delivered to the Company at its Registered Office he resigns his office;

         (vi) if he shall be removed from office by notice in writing served upon him signed by all his co-Directors; or

         (vii) if he shall be removed from office by a special resolution of the Company under Article 107.

                  (B) No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director by reason only of his having attained any particular age.

Directors may contract with Company.

         102.     (A)      A Director may hold any other office or place of
profit with the Company (except that of the Auditors) in conjunction with his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

                  (B) (i) Subject to the provisions of the Ordinance, no Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being such member or so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that such Director shall, if his interest in the contract or arrangement or proposed contract or arrangement is material, disclose the nature of his interest in any contract or arrangement in which he is interested at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

                           (ii) A Director shall not vote in respect of any
contract or arrangement or proposed contract or arrangement in which he is materially interested, and if he shall do so his vote shall not be counted, nor shall he be counted in the quorum present at the meeting of the Board at which the question of entering into the contract or arrangement or proposed contract or arrangement is taken into consideration, but neither of these prohibitions shall apply to:-

                  (a) any contract or arrangement or proposed contract or arrangement for giving any Director any security or indemnity in respect of money lent by him or obligations incurred or undertaken by him at the request of or for the benefit of the Company or any of its subsidiaries; and/or

                  (b) any contract or arrangement or proposed contract or arrangement for the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director himself has assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security; and/or

                  (c) any contract or arrangement or proposed contract or arrangement in relation to an offer or invitation of shares or debentures or other securities of or by the Company for subscription or purchase where the Director is or is to be interested as a participant in the underwriting or sub-underwriting of the offer or invitation; and/ or

                  (d) any contract or arrangement or proposed contract or arrangement with any other company in which he is interested only as an officer of that other company; and/or

                  (e) any contract or arrangement or proposed contract or arrangement in relation to or concerning any other company in which the Director is interested, directly or indirectly, as a holder of shares or other securities of that company provided that the interest of such Director (together with any of his associates, as defined in the rules for the time being of The Stock Exchange of Hong Kong Limited) in such shares or securities is less than five per cent. of such issued shares or securities or the voting rights attaching to such issued shares or securities; and/or

                  (f) any contract or arrangement or proposed contract or arrangement in relation to or concerning the adoption, modification or operation of any employees' share scheme under which the Director may benefit.

                  (iii) Any Director may continue to be or become a director, senior managing director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed) no such Director shall be accountable for any remuneration or other benefits received by him as a director, senior managing director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, senior managing directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officer of such company) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or be about to be, appointed a director, senior managing director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

                  (iv) A general notice to the Board by a Director that he is a member of a specified firm or corporation and is to be regarded as interested in any contract or arrangement which may be made with that firm or corporation after the date of such notice or that he is to be regarded as interested in any contract or arrangement which may be made with a specified person who is connected with him after the date of such notice shall for the purpose of paragraph (B) (i) of this Article be deemed to be a sufficient declaration or disclosure of interest in relation to any contract or arrangement so made, provided that no such notice shall be of effect unless either it is given at a meeting of the Board or the Director takes reasonable steps to ensure that it is brought up and read at the next meeting of the Board after it is given.

         (C) A Director of the Company may be or become a director of any company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a director or member of such company.

         (D) Any Director may act by himself or by his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as the Auditors to the Company.

                              ROTATION OF DIRECTORS

Rotation and retirement of Directors.

         103.     (A)      At each annual general meeting one-third of the
Directors for the time being who are not Directors in respect of whom the provisions of Articles 94, 114(D) and/or 117 apply, or, if their number is not three or a multiple of three, then the number (if any) nearest one-third shall retire from office and for the avoidance of doubt, if there shall be only one such Director, then he shall retire. The Directors so to retire at any annual general meeting shall include so far as possible any Director who wishes to retire and not offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were last re-elected Directors on the same day those to retire shall be decided by the Chairman (if any) of the Directors failing which by agreement between such persons or in default of such agreement they shall be chosen by lot. The length of time a Director has been in office shall be computed from his last election or appointment where he has previously vacated office. A retiring Director shall be eligible for re-election.

Meeting to fill up vacancies.

                  (B) Subject to the provisions of Article 106, the Company at any general meeting at which any Directors retire in manner aforesaid may fill any or all of the vacated offices by electing a like or lesser number of persons to be Directors.

Retiring Directors to remain in office till successors appointed.

         104. If at any general meeting at which an election of Directors ought to take place, the places of the retiring Directors are not filled, the retiring Directors or such of them as have not had their places filled shall be deemed to have been re-elected and shall, if willing, continue in office until the next annual general meeting and so on from year to year until their places are filled, unless:

         (i) it shall be determined at such meeting to reduce the number of Directors; or

         (ii) it is expressly resolved at such meeting not to fill up such vacated offices; or

         (iii) in any such case the resolution for re-election of a Director is put to the meeting and lost.

Appointment of Directors.

         105. The Company may from time to time in general meeting by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the Board provided that the total number of Directors in office following any such appointment must not exceed the maximum number provided in Article 93.

Notice to be given when person proposed for election.

         106. No person, other than a retiring Director, shall, unless recommended by the Board for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected shall have been left at the Registered Office at least seven days before the date of the general meeting.

Power to remove Director by special resolution.

         107. The Company may by special resolution remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim which such Director may have for damages for any breach of any contract of service between him and the Company) and may elect another person in his stead. Any person so elected shall hold office for such time only as the Director in whose place he is elected would have held the same if he had not been removed.

                                BORROWING POWERS

Power to borrow.

         108. The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof.

Conditions on which money may be borrowed.

         109. The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and, in particular by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Assignment.

         110. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

Special privileges.

         111. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, and subject to the provisions of the Ordinance, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

Register of charges to be kept.

         112.     (A)      The Board shall cause a proper register to be kept,
in accordance with the provisions of the Ordinance, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and charges therein specified and otherwise.

Register of debentures or debenture stock.

                  (B) If the Company issues a series of debentures or debenture stock not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures in accordance with the provisions of the Ordinance.

Mortgage of uncalled capital.

         113. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

                                    CHAIRMAN

Chairman.

         114.     (A)      The Directors may elect from their number a Chairman
of the Directors and may so elect a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office.

                  (B) For any meeting of the Directors or of the Company at which meeting neither the Chairman of the Directors nor any Deputy Chairman shall be present, the Chairman of the Directors may nominate any other Director to be Chairman of such meeting. At any meeting of the Directors or of the Company, the Directors present may, in the event that neither the Chairman of the Directors nor any Deputy Chairman shall be present and none of the Directors present has been nominated by the Chairman of the Directors to preside at such meeting or that there shall be no Chairman of the Directors or Deputy Chairman, choose one of their number to take the chair at such meeting. For the purpose of this paragraph (B), the Chairman of the Directors, any Deputy Chairman or any Director who is present within five minutes after the time appointed for holding the meeting shall be deemed to be present at such meeting.

                  (C) If at any time there is more than one Deputy Chairman, the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment.

                  (D) A Chairman elected pursuant to paragraph (A) of this Article shall not, whilst he continues to hold that office, be subject to retirement by rotation but he shall otherwise be subject to the same provisions as to resignation and removal as the other Directors of the Company. He shall ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

                            MANAGING DIRECTORS, ETC.

Power to appoint Managing Directors, etc.

         115. The Board may from time to time appoint any one or more of its body to any executive office (including the office of Senior Managing Director, Managing Director, Joint Managing Director, Deputy Managing Director or Executive Director and/or such other office in the management of the business of the Company as the Board may decide) for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with Article 100.

Removal of Managing Director, etc.

         116. Every Director appointed to an executive office under Article 115 hereof shall, but without prejudice to any claim for damages for breach of any contract of service between himself and the Company, be liable to be dismissed or removed therefrom by the Board.

Cessation of appointment.

         117. A Director appointed to an executive office under Article 115 shall not, whilst he continues to hold that office, be subject to retirement by rotation but he shall otherwise be subject to the same provisions as to resignation and removal as the other Directors of the Company. He shall ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

Powers may be delegated.

         118. The Board may from time to time entrust to and confer upon any Director holding any executive office all or any of the powers of the Board that it may think fit provided that the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose; and the said powers may at any time be withdrawn, revoked or varied, but no person dealing in good faith and without notice of such withdrawal, revocation or variation shall be affected thereby.

Powers of Managing Director.

         119. Subject to any restrictions as may be made or imposed by the Board pursuant to Article 118, a Senior Managing Director or, if none is appointed, a Managing Director shall have the power to manage the ordinary business of the Company and may do and execute all such contracts, acts, matters and things on behalf of the Company as may be considered by him requisite or expedient in connection therewith. A Senior Managing Director may delegate any of his powers to a Managing Director.

                                   MANAGEMENT

General powers of Company vested in Board.

         120.     (A)      Subject to any exercise by the Board of the powers
conferred by Articles 121 to 123, the management of the business of the Company shall be vested in the Board who, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Ordinance or any other ordinance expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Ordinance, of any other ordinance and of these Articles and to any regulations from time to time made by special resolution of the Company not being inconsistent with the provisions of the Ordinance or any such other ordinance, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

                  (B) Without prejudice the general powers conferred by these Articles, it is hereby expressly declared that the Board shall have the following powers subject to the provisions of these Articles and of the Ordinance:-

         (i) to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed; and

         (ii) to give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

                                    MANAGERS

Appointment and remuneration of managers.

         121. The Board may from time to time appoint a general manager, manager or managers of the business of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

Tenure of office and powers.

         122. The appointment of such general manager, manager or managers may be for such period as the Board may decide and the Board may confer upon him or them all or any of the powers of the Board and such title or titles as it may think fit.

Terms and conditions of appointment.

         123. The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in its absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

                          PROCEEDINGS OF THE DIRECTORS

Meetings of the Board, quorum, etc.

         124. The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit and may determine the quorum necessary for the transaction of business. Unless otherwise determined two Directors shall be a quorum. For the purpose of this Article an alternate Director shall be counted in a quorum but, notwithstanding that an alternate Director is also a Director or is an alternate for more than one Director, he shall for quorum purposes be counted as only one Director. The Board or any persons on a committee appointed pursuant to Article 128 may participate in a meeting of the Board or such committee (as the case may be) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are capable of hearing each other.

Convening of Board meeting.

         125. A Director may, and on request of a Director the Secretary shall, at any time summon a meeting of the Board. Notice thereof shall be given to each Director and alternate Director either in writing or by telephone or by telex or telegram at the address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine, provided that notice need not be given to any Director or alternate Director for the time being absent from Hong Kong. A Director may waive notice of any meeting and any such waiver may be prospective or retrospective.

How questions to be decided.

         126. Questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall have a second or casting vote.

Powers of meeting.

         127. A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.

Power to appoint committee and to delegate.

         128. The Board may delegate any of its powers to committees consisting of such member or members of their body and such other persons as the Board thinks fit and it may from time to time revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

Acts of committee to be of same effect as acts of Board.

         129. All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.

Proceedings of committee.

         130. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 128.

When acts of Board or committee to be valid notwithstanding defects.

         131. All acts bona fide done by any meeting of the Board or by any such committee or by any person acting as a Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.

Directors' powers when vacancies exist.

         132. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

Directors' resolutions.

         133. A resolution in writing signed by all the Directors, or their alternate Directors, except such as are absent from Hong Kong or temporarily unable to act through ill-health or disability shall (so long as they constitute a quorum as provided in Article 124) be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held. A document in any form signed by all such Directors or alternate Directors, including the form of a circular or a memorandum, whereby a decision is purported to have been made by the Directors may be regarded as a resolution of the Directors for the purpose of this Article. Any such resolution in writing may consist of several documents in like form each signed by one or more of the Directors or alternate Directors. A message sent by cable, telex or telegram or other form of electronic communication by a Director or his alternate Director shall be deemed to be a document signed by him for the purpose of this Article.

                         HONORARY CHAIRMAN OR PRESIDENT

         134. The Board may at any time and from time to time appoint any one of the past Directors or any other person who is not a Director to be Honorary Chairman or Honorary President of the Company for life or any other period. Any person holding any such offices shall not be deemed to be a Director nor shall he have any executive powers to manage or participate in the management of the business of the Company.

                                     MINUTES

         135.     (A)      The Board shall cause minutes to be made of:-

         (i) all appointments of officers and of such committees as are provided in Article 128 made by the Board;

         (ii) the names of the Directors and other persons present at each meeting of the Board and of committees appointed pursuant to
                  Article 128; and

         (iii) all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

                  (B) Any such minutes of any meeting of the Directors, or of any committee, or of the Company, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be evidence of the proceedings of such meetings.

                                    SECRETARY

Appointment of Secretary.

         136. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board. Anything by the Ordinance or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board. If the Secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its directors or officers duly authorised.

Residence.

         137. The Secretary shall, if an individual, ordinarily reside in Hong Kong and, if a body corporate, have its registered office or a place of business in Hong Kong.

Same person not to act in two capacities at once.

         138. Any provision of the Ordinance or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

                     GENERAL MANAGEMENT AND USE OF THE SEAL

Custody and use of seal.

         139.     (A)      The Board shall provide for the safe custody of
the seal of the Company and except as otherwise provided of seal under paragraphs (B) to (D) of this Article, every deed or other instrument requiring the affixing thereto of the seal in Hong Kong shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose as witnesses to such affixing of the seal.

Sealing of share certificates.

                  (B) Every certificate for shares or other securities issued by the Company shall be issued under the seal of the Company which shall only be affixed to such certificates with the authority of the Board.

                  (C) The Board may by resolution approve any system for the affixing of the seal to certificates for shares or other securities issued by the Company either with the mechanical signatures of those witnessing the sealing or without any witnessing or signatures, and so that every such certificate to which the seal is affixed in accordance with any such approved system shall be valid and shall for the purpose of paragraph (B) of this Article be deemed to be sealed and executed with the authority of the Board.

Official seal for share certificates.

Official seal for use abroad.

                  (D) The Company may have an official seal for use for sealing certificates for shares or other securities issued by the Company as permitted by Section 73A of the Ordinance (and unless otherwise determined by the Board, no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and so that every such certificate or other document to which such official seal is affixed shall be valid and shall for the purpose of paragraph (B) of this Article be deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid). The Company may have an official seal for use abroad under the provisions of the Ordinance where and as the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and it may impose such restrictions on the use thereof as may be thought fit.

Cheques and banking arrangements.

         140. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, indorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's bank accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

Power to appoint attorney.

         141.     (A)      The Board may from time to time and at any time, by
power of attorney under the seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Execution of deeds by attorney.

                  (B) The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

Local boards.

         142. The Board may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration, and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Power to establish pension funds.

         143. The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependents of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                           CAPITALISATION OF RESERVES

Power to capitalise.

         144.     (A)      The Company in general meeting may, upon the
recommendation of the Board, resolve to capitalise any part of the Company's reserves or undivided profits not required for the payment or provision of the dividend on any shares with a preferential right to dividend, and accordingly that such part be sub-divided amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures or other securities of the Company to be allotted and distributed credited as fully paid to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other; provided that for the purpose of this Article, any amount standing to the credit of share premium account may only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid up shares.

Effect of resolution to capitalise.

                  (B) Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the reserves or profits and undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, debentures, or other securities and generally shall do all acts and things required to give effect thereto and the Board shall have full power to settle any difficulty which may arise in regard to a capitalisation issue as it thinks fit including the power to make any provision by the issue of fractional certificates or by payment in cash in lieu of fractional certificates or to determine that fractions of such value as the Board may determine may be disregarded in order to adjust the rights of all parties or otherwise (including provision for the benefit of fractional entitlement to accrue to the Company rather than to the members concerned) and also, where it is determined by the Board that a contract for allotment is necessary or desirable to give effect thereto, the Board shall have the power to appoint any person to execute such a contract on behalf of the persons entitled to share in a capitalisation issue and such appointment shall be effective and binding upon all concerned, and the contract may provide for the acceptance by such persons of the shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.

Effect of capitalisation on warrants.

         145.     (A)      If, so long as any of the rights attached to any
warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions applicable under the terms and conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:-

         (i) as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the "Subscription Right Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (iii) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Right Reserve in paying up in full such amount in respect of such additional shares as and when the same are allotted;

         (ii) the Subscription Right Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account and capital redemption reserve fund) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

         (iii) upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

                  (a) the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

                  (b) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par, and immediately upon such exercise so much of the sum standing to the credit of the Subscription Right Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholder; and

         (iv) if upon the exercise of the subscription rights represented by any warrant the amount standing to the credit of the Subscription Right Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account and capital redemption reserve fund) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment up and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

                  (B) Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (A) of this Article no fraction of any share shall be allotted on exercise of the subscription rights and so that whether any (and, if so, what) fraction of a share arises shall be determined according to the provisions applicable under the terms and conditions of the warrants or, in the absence of any such provisions, pursuant to paragraph (D) of this Article.

                  (C) The provisions of paragraph (A) of this Article as to the establishment and maintenance of the Subscription Right Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

                  (D) A certificate or report by the Auditors as to whether or not the Subscription Right Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Right Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Right Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

                             DIVIDENDS AND RESERVES

Power to declare dividends.

         146. The Company in general meeting may declare dividends in any currency but no dividends shall exceed the amount recommended by the Board.

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

Board's power to pay interim dividends.

         147.     (A)      The Board may from time to time pay to the members
such interim dividends as it thinks fit and, in particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

                  (B) The Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board thinks fit.

Dividends out of profits only.

         148. No dividend shall be payable except out of the profits of the Company. No dividend shall carry interest.

Dividend in specie.

         149. Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where it is determined by the Board that a contract for allotment is necessary or desirable to give effect to the foregoing provisions or any of them, the Board shall have the power to appoint any person to execute such a contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

Scrip dividend.

         150.     (A)      In respect of any dividend proposed to be paid or
declared by the Board or by the Company in general meeting, the Board may further resolve either:

         (i) That such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the allottee provided that shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

                  (a) the basis of any such allotment shall be determined by the Board;

                  (b) the Board shall determine the manner in which shareholders shall be entitled to elect to receive cash in lieu of such an allotment, and the Board may make such arrangements as to the giving of notice to shareholders, providing for forms of election for completion by shareholders (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Board considers necessary or expedient in connection with the provisions of this paragraph (i);

                  (c) the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded provided that the Board may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of such portion; and

                  (d) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in lieu and in satisfaction thereof shares shall be allotted and credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of any of the Company's reserves (including any share premium and undivided profit) a sum equal to the aggregate nominal amount of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis;

or       (ii)     That shareholders entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of the dividend as the Board may think fit on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the allottee. In such case, the following provisions shall apply:

                  (a) the basis of any such allotment shall be determined by the Board;

                  (b) the Board shall determine the manner in which shareholders shall be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of any dividend in respect of which the Board shall have passed such a resolution as aforesaid, and the Board may make such arrangements as to the giving of notice to shareholders, providing for forms of election for completion by shareholders (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such elections or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Board considers necessary or expedient in connection with the provisions of this paragraph (ii);

                  (c) the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded provided that the Board may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of such portion; and

                  (d) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of any of the Company's reserves (including any share premium and undivided profit) a sum equal to the aggregate nominal amount of shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis, and in either such case where the Board shall resolve that part only of such dividend shall be subject to an election by the shareholders entitled thereto, the Board may further resolve that the remaining part of such dividend not being subject to election as aforesaid shall be a separate dividend and in that event it shall be deemed to be a separate dividend for all purposes notwithstanding that it shall have originally been regarded as part of such dividend.

New shares to rank pari passu with existing shares.

                  (B) The shares allotted pursuant to the provisions of paragraph (A) of this Article shall rank pari passu in all respects with the shares then in issue save only as regards participation:-

         (i) in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or

         (ii) in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend

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

unless, contemporaneously with the announcement by the Board of their proposal to apply any of the provisions in paragraph (A) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (A) of this Article shall rank for participation in such distribution, bonus or rights.

Capitalisation and disposal of fractions.

                  (C) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Article with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into, on behalf of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

Dividends satisfied wholly in shares.

                  (D) The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (A) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

Foreign shareholders.

                  (E) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (A) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where the Board considers it impracticable to do so or where the Board otherwise considers it necessary or expedient not to do so and in particular (but without prejudice to the generality of the foregoing) where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

Record date for rights of election.

                  (F) The Board may on any occasion determine that rights of election under paragraph (A) of this Article shall not be made available to shareholders who are registered in the register of shareholders, or in respect of shares the transfer of which is registered, after a date fixed by the Board (being not earlier than twenty-eight days before the record date for the relevant dividend) subject to such exceptions as the Board thinks fit, and in such event the provisions aforesaid shall be read and construed subject to such determination.

Reserves.

         151. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

Dividends to be paid in proportion to paid up capital.

         152. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amount paid or credited as paid up on the shares in respect whereof the dividend is paid, but no amount paid up or credited as paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share.

Retention of dividends etc.

         153.     (A)      The Board may retain any dividends or other moneys
payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Deduction of debts.

                  (B) The Board may deduct from any dividend or bonus payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

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

Dividend and call together.

         154. Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting fixes, but so that the call on each member shall not exceed the dividend payable to him, and so that the call shall be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

Effect of transfer.

         155. A transfer of shares shall not pass the right to any dividend or bonus declared thereon before the registration of the transfer.

Receipt for dividends by joint holders of share.

         156. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends, interim dividends or bonuses and other moneys payable in respect of such shares.

Payment by post.

         157. Unless otherwise directed by the Board, any dividend or bonus may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in case of joint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent, and the payment of any such cheque or warrant shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

Unclaimed dividend.

         158. All dividends or bonuses unclaimed for six months after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company.

Record date may be specified in resolution.

         159. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the members.

                    DISTRIBUTION OF REALISED CAPITAL PROFITS

Distribution of realised capital profits.

         160. The Company in general meeting may at any time and from time to time resolve that any surplus moneys in the hands of the Company representing capital profits arising from moneys received or recovered in respect of or arising from the realisation of any capital assets of the Company or any investments representing the same and not required for the payment or provision of any fixed preferential dividend instead of being applied in the purchase of any other capital assets or for other capital purposes be distributed amongst the shareholders on the footing that they receive the same as capital and in the shares and proportions in which they would have been entitled to receive the same if it has been distributed by way of dividend, provided that no such profits as aforesaid shall be so distributed unless there shall remain in the hands of the Company a sufficiency of other assets to answer in full the whole of the liabilities and paid-up share capital of the Company for the time being. The provisions of Articles 153 to 158 shall mutatis mutandis apply to distributions pursuant to this Article.

                                    ACCOUNTS

Accounts to be kept.

         161. The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Ordinance or necessary to give a true and fair view of the state of the Company's affairs and to show and explain its transactions.

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Where accounts to be kept.

         162. The books of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit.

Inspection by members.

         163. The Board shall from time to time determine whether and to what extent, at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members not being Directors, and no member (not being a Director) shall have any rights of inspecting any account or book or document of the Company except as conferred by the Ordinance or authorised by the Board or by the Company in general meeting.

Annual profit and loss account and balance sheet.

         164.     (A)      The Board shall from time to time in accordance with
the provisions of the Ordinance cause to be prepared and laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Ordinance.

Annual report of Directors and balance sheet to be sent to members.

                  (B) Every balance sheet of the Company shall be signed pursuant to the provisions of the Ordinance, and a copy of every balance sheet (including any such document(s) which under the applicable provisions of the Ordinance are required to be annexed thereto) and profit and loss account, the full version of which is to be laid before the Company in general meeting, together with a copy of the Directors' report and a copy of the Auditors' report, shall not less than twenty-one days before the date of the meeting, be sent or made available to every member of, and every holder of debentures of, the Company and every person registered under Article 44 and every other person entitled to receive notices of general meetings of the Company, provided that this Article shall not require a copy of those documents to be sent or made available (i) to any person of whose address the Company is not aware; (ii) to more than one of the joint holders of any shares or debentures; (iii) in the case of joint holders of any shares or debentures some of whom are and some of whom are not entitled to receive notices of general meetings of the Company, to those who are not so entitled; or (iv) to any holder of shares or debentures or any other person who is entitled to receive notices of general meetings of the Company, if the Company has sent or otherwise made available to such person a copy of the summary financial report in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under the applicable provisions of the Ordinance.

Auditors.

         165. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Ordinance.

Remuneration of Auditors.

         166. Subject as otherwise provided by the Ordinance the remuneration of the Auditors shall be fixed by the Company in general meeting provided always that in respect of any particular year the Company in general meeting may delegate the fixing of such remuneration to the Board.

When accounts to be deemed finally settled.

         167. Every statement of accounts audited by the Company's Auditors and presented by the Board at a general meeting shall after approval at such meeting be conclusive except as regards any error discovered therein within three months of the approval thereof. Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of account amended in respect of the error shall be conclusive.

                                     NOTICES

Service of notices.

         168.     (A)      Any notice or document to be given or issued by the
Company shall be in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, and may be served by the Company on the recipient either personally or by sending it or making it available to such person by any such means and in such form and language(s) as may from time to time be permitted under applicable laws and Listing Rules, or (in the case of a notice) by advertisement "published in the newspaper" as defined in the Listing Rules.

                  (B) In the case of joint holders of a share, all notices shall be given or made available by the Company by such means and in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, to that one of the joint holders whose name stands first in the Register and notice so given shall be sufficient notice to all the joint holders.

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Notices sent to registered addresses of members.

         169. Where a notice or document is sent through the post to any member, such notice or document shall be sent to such member at his address as appearing in the Register. No member shall be entitled to require the Company to serve notices on him or send documents to him by any other means or to any other address other than the address as shown for the time being in the Register save and unless otherwise provided herein or as may at any time and from time to time be so arranged by the Company with the written consent of the relevant member pursuant to applicable laws and the Listing Rules. A member from whom the Company has not received any notice of his registered address shall be deemed to have received any notice which shall have been displayed at the Registered Office of the Company and shall have remained there for the period of twenty-four hours and such notice shall be deemed to have been received by such member on the day following that on which it shall have been first so displayed. Where a notice or document is sent or made available to any member in electronic form, it shall be transmitted to the electronic address or computer network or website supplied by him to the Company for the giving of notice or delivery of document from the Company to him to the extent permitted by, and in accordance with, applicable laws and the Listing Rules.

When notice by post deemed to be served.

         170. Any notice or document if sent by post by the Company shall be deemed to have been served on the day following that on which the envelope or wrapper containing the same is posted in Hong Kong and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and posted and a certificate in writing signed by the Secretary or other person appointed by the Board that the envelope or wrapper containing the notice or document was so addressed and posted shall be conclusive evidence thereof. Any notice or document if sent or otherwise made available by the Company by electronic means or in electronic form (including where applicable by way of publication on the Company's website or computer network) shall be deemed to have been duly sent or made available at the time of transmission or as the case may be at the time when notice of publication on the Company's website or computer network is given to the recipient; and in proving such transmission, publication or the giving of notice thereof, a certificate in writing signed by the Secretary or other person appointed by the Board as to the act and time of such transmission, publication or the giving of notice thereof, shall be conclusive evidence thereof.

Services of notice to persons entitled on death, mental disorder or bankruptcy of a member.

         171. A notice or document may be given or otherwise made available by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or by any such means and in such form (including without limitation electronic form and by way of publication on the Company's website and computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, or (until an address has been so supplied by him) by giving the notice or document in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

Transferee to be bound by prior notices.

         172. Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

Notice valid though member deceased or bankrupt.

         173. Any notice or document delivered or sent by post to or left at the registered address of any member, or made available by such means or in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules in pursuance of these presents, shall notwithstanding that such member be then deceased or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service, delivery or other act which is treated under the Ordinance as being as valid and effectual as service or delivery shall for all purposes of these presents be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

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Choice of language.

         173A.    Where a person has in accordance with applicable laws, rules and regulations consented to receive notices and other documents from the Company in the English language only or the Chinese language only but not both, it shall be sufficient for the Company to serve on or deliver or make available to him any notice or document in such language only in accordance with these presents unless and until there is a notice of revocation or amendment of such consent given or deemed to have been given by such person to the Company in accordance with applicable laws, rules and regulations which shall have effect in respect of any notice or document to be served on or delivered to such person subsequent to the giving of such notice of revocation or amendment.

Whether and how notice signed.

         174. No signature shall be required on any notice to be given by the Company; if any signature is given, it may be either written or printed or made in electronic form.

                                   INFORMATION

Member not entitled to information.

         175. No member (not being a Director) shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board it will be inexpedient in the interests of the members of the Company to communicate to the public.

                                   WINDING UP

Surplus assets to be distributed to shareholders.

         176. If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up (otherwise than in advance of calls) on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them respectively, but always subject to the rights of any shares which may be issued on special terms or conditions.

Division amongst shareholders in specie or in kind.

         177. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the sanction of a special resolution and any other sanction required by the Ordinance, divide among the members in specie or kind the whole or any part of the assets of the Company and whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other assets upon which there is a liability.

Service of process.

         178. In the event of a winding-up of the Company in Hong Kong, every member of the Company whose registered address is not in Hong Kong shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company either to change his registered address to an address in Hong Kong or to appoint some person resident in Hong Kong and stating that person's full name, address and occupation upon whom all summons, notices, processes, orders and judgments in relation to or under the winding-up of the Company may be served, failing which the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement in such English language daily newspaper circulating in Hong Kong as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as mentioned in the Register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

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                                    INDEMNITY

Indemnity.

         179.     (A)      Subject to the provisions of and so far as may be
consistent with the Ordinance but without prejudice to any indemnity to which he may be otherwise entitled, every Director, Secretary or other officer and the Auditors of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                  (B) Subject to Section 165 of the Ordinance, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

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